EXHIBIT 10.6

FORM OF SWINGLINE NOTE

$5,000,000.00	Atlanta, Georgia
October 21, 2010

FOR VALUE RECEIVED, the undersigned, EASYLINK SERVICES INTERNATIONAL CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to SUNTRUST BANK (the “Swingline Lender”) or its registered assigns, at the office of SunTrust Bank (“SunTrust”) at 303 Peachtree St., N.E., Atlanta, Georgia 30308, on the Revolving Commitment Termination Date (as defined in the Revolving Credit and Term Loan Agreement dated as of October 21, 2010, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), by and among the Borrower, the several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”) and SunTrust, as administrative agent for the Lenders), the lesser of the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) and the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.  In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all reasonable and documented out-of-pocket costs of collection, including the reasonable and documented out-of-pocket attorneys’ fees actually incurred by the Swingline Lender.

Upon the occurrence and during the continuance of an Event of Default, the Borrower promises to pay interest, on demand, at the rate or rates provided in the Credit Agreement.

All Borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Swingline Note and the Credit Agreement.

This Swingline Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

(Signature on following page)

THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

EASYLINK SERVICES INTERNATIONAL CORPORATION, a Delaware corporation

By:
Name:
Title:

[CORPORATE SEAL]

LOANS AND PAYMENTS

Date	Amount and Type of Loan	Payments of Principal	Unpaid Principal Balance of Note	Name of Person Making Notation